CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Registration No.  333-163746
Filed Pursuant to Rule 424(b)(3)
PRICING SUPPLEMENT NO. 3
 (To Prospectus dated December 16, 2009)
The Date of this Pricing Supplement February 12, 2010

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-163746) was automatically effective on December 16, 2009. As of February 15, 2010, the interest rates on the Notes will be as follows:

Principal Amount of Notes                Interest Rate Per Annum
Owned by an Investor

$0-$4,999.99                                           1.461% Yield
1.450%  Rate

$5,000-$49,999.99                                 1.613% Yield
1.600% Rate

$50,000 and above                               1.765% Yield
1.750% Rate